SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                             (Amendment No. DEFR14A)

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                            T. Rowe Price Group, Inc.
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                (Name of Registrant as Specified in its Charter)



                            T. Rowe Price Group, Inc.
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                                Barbara A. Van Horn
                                    Secretary
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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                            YOUR VOTE IS IMPORTANT!
    Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. Annual Meeting of Stockholders.


                   LOGO: T. Rowe Price (registered trademark)


                           T. ROWE PRICE GROUP, INC.
                             100 East Pratt Street
                              Baltimore, MD 21202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 10, 2003


     We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Hyatt Regency Hotel, 300 Light Street, Baltimore, Maryland, 21202, on Thursday, April 10, 2003, at 10:00 a.m. At this Meeting, we will ask stockholders to:

     1)   elect a Board of 15 Directors;

     2)   consider and act upon the proposed Annual Incentive Compensation Pool;
          and

     3)   act upon any other business that properly comes before the Meeting.

     Stockholders who owned shares of Price Group's common stock as of February 10, 2003, are entitled to attend and vote at the Meeting or any adjournments.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Barbara A. Van Horn
                                             Secretary

Baltimore, Maryland
March 3, 2003



PROXY STATEMENT

TABLE OF CONTENTS

Introduction; Proxy Voting Information                              1

Proposal 1: Election of Directors                                   2
  The Nominees                                                      2
  The Board of Directors and Committees                             5
  Compensation Committee Interlocks and Insider Participation       5

Proposal 2: Approval of the Proposed Annual Incentive Compensation
  Pool for Executive Officers                                       6
  Description of the Proposed Annual Incentive Compensation Pool    6
  Voting Recommendation                                             7

Report of the Audit Committee                                       7

Compensation of Executive Officers and Directors                    8
  Summary Compensation Table                                        8
  Option Grants in 2002                                             8
  Aggregated Option Exercises in 2002 and
    Option Values at December 31, 2002                              9
  Equity Compensation Plan Information                             10

Report of the Executive Compensation Committee                     10

Report of the Nominating and Corporate Governance Committee        13

Stock Performance Chart                                            14

Certain Ownership of Price Group's Common Stock                    14

Section 16(a) Beneficial Ownership Reporting Compliance            14

Selection of Independent Accountants                               15

Disclosure of Fees Charged by Independent Accountants              15

Stockholder Proposals for the 2004 Annual Meeting                  15

Other Matters                                                      15

Exhibit A: Audit Committee Charter                                A-1


Terms used in this proxy statement:

o "We" and "Price Group" all refer to T. Rowe Price Group, Inc. except in the Reports of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. In these reports, "we" refers to members of each respective committee.

o    "Meeting" refers to the 2003 Annual Meeting of Stockholders.

o "Price fund" means any mutual fund company or trust organized by T. Rowe Price Associates, Inc., or T. Rowe Price International, Inc., subsidiaries of T. Rowe Price Group, Inc.

o    "You" refers to the stockholders of Price Group.

o "Price Associates" refers to T. Rowe Price Associates, Inc., a wholly owned subsidiary of Price Group. Price Associates organizes and serves as an investment adviser to the Price funds.

o "T. Rowe Price International, Inc." refers to T. Rowe Price International, Inc., formerly Rowe Price-Fleming International, Inc., which is the investment adviser to the Price international funds.



                                PROXY STATEMENT
                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by Price Group's Board of Directors for the Meeting just described in the notice and at any adjournments or postponements. The purpose of the Meeting is to:

     1)   elect a Board of 15 Directors;

     2)   consider and act upon the proposed Annual Incentive Compensation Pool;
          and

     3)   act upon any other business that properly comes before the Meeting.

     This proxy statement, proxy card, and our 2002 Annual Report to Stockholders, containing Price Group's consolidated financial statements and other financial information for the year ended December 31, 2002, form your meeting package. We sent you this package on or about March 3, 2003.

     At the close of business on February 10, 2003, the record date of the Meeting, 122,632,244 shares of Price Group's common stock, par value $.20 per share, were outstanding and entitled to vote at the Meeting. We have approximately 3,900 stockholders of record. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the Meeting are sufficient to achieve a quorum, directors who receive a plurality of the votes cast are elected to serve until the 2004 annual meeting or until their successors are elected and qualify. To approve Proposal 2 (see page 6), a majority of the votes cast at the Meeting must be voted in favor of the proposal. Stockholders may cast one vote per share on Proposal 2. Under Price Group's charter, the "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to any stockholders voting at this Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on voting.

    Price Group will pay for the costs of preparing materials for the Meeting and soliciting proxies. We have retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $6,000 plus reimbursement for out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward materials for the Meeting to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation.

     The Board of Directors has selected James S. Riepe, George A. Roche, and
M. David Testa to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or Internet connections to Wells Fargo Shareowner Services, our transfer agent and proxy tabulator, you appoint Messrs. Riepe, Roche, and Testa as your representatives at the Meeting. If you wish to change your vote before the Meeting, deliver a letter revoking the proxy to Price Group's Secretary (Barbara A. Van Horn, c/o T. Rowe Price Group, Inc., 100 East Pratt Street, Baltimore, MD 21202) or properly submit another proxy bearing a later date. Even if you vote your proxy before the Meeting, you may still attend the Meeting, and if we are able to verify that you are a registered stockholder, you may file a notice revoking the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before voting is closed at the Meeting will be counted.

     You will be able to vote your proxies in three ways:

     1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     2) by telephone - call 1-800-240-6326 and then, as prompted by the telephone voting menu, enter a company number and control number, both of which are found on your proxy card, to begin the identification process necessary to confirm your voting authority and instruct the proxies on how to vote your shares; or

     3) by using the Internet - as prompted by the menu found at http://www.eproxy.com/trow/, enter a company number and control number, both of which are found on your proxy card, to begin the process of gaining access to the voting site.

     Remember, no matter which voting method you use, you may revoke your proxy and resubmit a new one when you attend the Meeting, or if you vote by telephone or access the Internet voting site, no later than noon Eastern Time on Wednesday, April 9, 2003. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which Price Group is incorporated.

     If you have selected a broker to hold your shares rather than having them directly registered with Wells Fargo Shareowner Services, our transfer agent, you still will receive a full Meeting package including a proxy card to vote your shares. This package will be sent by your brokerage firm. Your brokerage firm also may permit you to vote your proxy by telephone or the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. However, if you want your shares to be voted on Proposal 2, you must direct your broker to vote on your behalf by returning your proxy card or using the alternative voting methods provided. Since the ownership of shares held in brokerage accounts cannot be verified at the Meeting, please allow sufficient time for revised voting instructions to reach your broker and for your proxy to be re-voted before the Meeting. We urge you to respond to your brokerage firm.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     On December 31, 2002, Martin G. Wade, who had served on our Board of Directors since 2000, retired from the Price organization and our Board of Directors. Mr. Wade played a significant role in the establishment and development of our international investment operations and concluded his tenure as Chairman of T. Rowe Price International, Inc. We wish to express our appreciation to Mr. Wade for his valuable contributions to our success.

     Though the number of directors on our Board was reduced to 14 upon Mr. Wade's retirement, the number of directors will be increased to 15 effective at the time of the annual meeting. Fifteen nominees, 14 of whom are incumbents, are presented in this proxy statement; Mr. James T. Brady has been nominated to serve as an additional independent director. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, all 15 have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the Meeting, proxies will be voted FOR the election of a replacement designated by the Board of Directors.

The Nominees

     The following are brief biographical sketches of the 15 nominees. Unless otherwise noted, they have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Nominees who are employees of Price Group also may serve as directors or officers of Price Associates or Price International, each of which is an investment adviser to certain of the Price funds. Information regarding committee membership, the number of shares of Price Group's common stock beneficially owned by each nominee as of the record date, and the percent of individual beneficial ownership if 1% or greater also is included. Unless otherwise indicated in the footnotes that follow, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

     The Board of Directors recommends that you vote FOR all of the following nominees:

Edward C. Bernard, age 47, has been a director of Price Group since 1999, a vice president since 1989, and an employee since 1988.
                                                              538,098 shares (1)

James T. Brady, age 62, has been the Managing Director - Mid Atlantic of Ballantrae International, Ltd., a management consulting firm, since 1999 and served from 1995 to 1998 as Secretary of the Maryland Department of Business and Economic Development. Mr. Brady is a director of Aether Systems, Inc., a provider of wireless and mobile data products and services; Allfirst Financial, Inc., a regional diversified financial services firm that will be acquired by M&T Bank Corporation effective April 1, 2003; Constellation Energy Group, a diversified energy company; and McCormick & Company, Inc., a manufacturer, marketer, and distributor of spices and seasonings.
                                                                        0 shares

D. William J. Garrett, age 57, has been an independent director of Price Group since 2001, and is a member of both the Audit and Executive Compensation Committees. He was the Group Chief Executive of Robert Fleming Holdings Limited from 1997 until 2000 when the company was acquired by the Chase Manhattan Corporation. He also served as a director of Rowe Price-Fleming International, Inc. (now Price International) from 1981 until 2000.
                                                                9,000 shares (2)

James H. Gilliam, Jr., age 57, has been an independent director of Price Group since 2001, and is a member of the Audit and Executive Compensation Committees. He is an attorney, who, from 1979 until 1998, held various positions with Beneficial Corporation, and was its executive vice president, general counsel, and a director at the time of its 1998 merger with Household International, Inc., a diversified financial services firm. He is a director of Household International, Inc.
                                                                7,000 shares (3)

Donald B. Hebb, Jr., age 60, has been an independent director of Price Group since 1999, is chairman of the Audit Committee, and serves on the Executive and Executive Compensation Committees. Mr. Hebb has been the managing general partner of ABS Capital Partners, a private equity firm, since 1993. He serves as a director of SBA Communications Corporation, an owner and operator of wireless communications infrastructure in the United States.
                                                               15,500 shares (4)

Henry H. Hopkins, age 60, has been a director of Price Group since 1987, a vice president since 1976, and an employee since 1972.
                                                            1,215,280 shares (5)

James A.C. Kennedy, age 49, has been a director of Price Group since 1996, the director of the Equity Division of Price Associates since 1997, a vice president since 1981, and an employee since 1978. He is a director or trustee of 22 equity funds within the Price funds.
                                                    1,761,432 shares (1.43%) (6)

John H. Laporte, age 57, has been a director of Price Group since 1996, a vice president since 1978, and an employee since 1976. He is a director or trustee of nine equity funds within the Price funds and serves as the president of one fund.
                                                    2,329,718 shares (1.89%) (7)

Richard L. Menschel, age 69, has been an independent director of Price Group since 1995, is chairman of the Executive Compensation Committee, and serves on the Nominating and Corporate Governance Committee. He holds the title of Senior Director of Goldman Sachs, an investment banking firm for which he worked for over 25 years. Mr. Menschel retired from Goldman Sachs more than five years ago and is no longer an employee of Goldman Sachs.
                                                               46,000 shares (8)

                                                           (see notes on page 4)


William T. Reynolds, age 54, has been a director of Price Group since 1996, director of the Fixed Income Division since 1994, a vice president since 1983, and an employee since 1981. He is a director or trustee of 21 fixed income funds within the Price funds, and is the president of two funds.
                                                    1,233,629 shares (1.00%) (9)

James S. Riepe, age 59, has been a director of Price Group since 1981, vice chairman since 1997, and the director of the Investment Services Division, a vice president, and an employee since 1981. He is chairman of all of the 56 Price funds on which he serves as a director or trustee. Mr. Riepe is a member of the Executive Committee.
                                                   2,805,757 shares (2.28%) (10)

George A. Roche, age 61, has been a director of Price Group since 1980, chairman and president since 1997, chief financial officer from 1984 to 1997, a vice president from 1973 to 1997, and an employee since 1968. He is the chairman of the Executive Committee.
                                                   3,452,984 shares (2.80%) (11)

Brian C. Rogers, age 47, has been a director of Price Group since 1997, a vice president since 1985, and an employee since 1982. He is the president of two Price funds.
                                                   1,398,053 shares (1.13%) (12)

M. David Testa, age 58, has been a director of Price Group since 1981, a vice chairman and the chief investment officer since 1997, a vice president since 1976, and an employee since 1972. Mr. Testa is the chairman of Price International, a director or trustee of 56 equity or fixed income funds within the Price funds, and the president of two funds. Mr. Testa is a member of the Executive Committee.
                                                   2,309,847 shares (1.87%) (13)

Anne Marie Whittemore, age 56, has been an independent director of Price Group since 1995, is the chairman of the Nominating and Corporate Governance Committee, and serves on the Executive Compensation Committee. She is a partner in the law firm of McGuireWoods LLP, and is a director of Owens & Minor, Inc., a distributor of medical and surgical supplies, and Albemarle Corporation, a manufacturer of specialty chemicals.
                                                              46,800 shares (14)


                   Beneficial ownership of common stock
                   by all directors and executive officers
                   as a group (21 persons)                     19,099,449 shares
                                                                   (14.85%) (15)
--------------------------------------------------------------------------------
     (1) Includes 364,456 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options. Also includes 24,000 shares owned by a member of Mr. Bernard's family. Mr. Bernard disclaims beneficial ownership of the shares identified in the preceding sentence.

     (2) Includes 9,000 shares that may be acquired by Mr. Garrett within 60 days upon the exercise of stock options.

     (3) Includes 6,000 shares that may be acquired by Mr. Gilliam within 60 days upon the exercise of stock options.

     (4) Includes 12,000 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options.

     (5) Includes 70,992 shares that may be acquired by Mr. Hopkins within 60 days upon the exercise of stock options.

     (6) Includes 393,304 shares that may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options.

     (7) Includes 500,000 shares that may be acquired by Mr. Laporte within 60 days upon the exercise of stock options. Also includes 353,984 shares held by, or in trusts for, members of Mr. Laporte's family. Mr. Laporte disclaims beneficial ownership of the shares identified in the preceding sentence.

     (8) Includes 46,000 shares that may be acquired by Mr. Menschel within 60 days upon the exercise of stock options.

     (9) Includes 482,200 shares that may be acquired by Mr. Reynolds within 60 days upon the exercise of stock options. Also includes 10,800 shares owned by a member of Mr. Reynolds' family. Mr. Reynolds disclaims beneficial ownership of the shares identified in the preceding sentence.

     (10) Includes 527,507 shares that may be acquired by Mr. Riepe within 60 days upon the exercise of stock options. Also includes 135,000 shares held in a charitable foundation for which Mr. Riepe has voting and disposition power, and 309,000 shares held by, or in trusts for, members of Mr. Riepe's family. Mr. Riepe disclaims beneficial ownership of the shares held by, or in trusts for, family members.

     (11) Includes 580,400 shares that may be acquired by Mr. Roche within 60 days upon the exercise of stock options. Also includes 800,000 shares held by, or in trusts for, members of Mr. Roche's family. Mr. Roche disclaims beneficial ownership of the shares identified in the preceding sentence.

     (12) Includes 683,200 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

     (13) Includes 1,041,800 shares that may be acquired by Mr. Testa within 60 days upon the exercise of stock options. Also includes 80,000 shares held in trusts for members of Mr. Testa's family. Mr. Testa disclaims beneficial ownership of the shares identified in the preceding sentence.

     (14) Includes 46,000 shares that may be acquired by Mrs. Whittemore within 60 days upon the exercise of stock options.

     (15) Includes 5,970,024 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options.

The Board of Directors and Committees

     During 2002, there were six meetings of the Board of Directors. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board of Directors of Price Group has an Audit Committee, Executive Committee, Executive Compensation Committee, and a Nominating and Corporate Governance Committee. All Board committees, with the exception of the Executive Committee, are comprised solely of independent directors.

     All three members of the Audit Committee, who met four times during 2002, are non-employee directors who meet the independence criteria of the applicable listing standards of the National Association of Securities Dealers, Inc. The Board of Directors has adopted a written charter for the Audit Committee which is included in this proxy statement as Exhibit A. The report of the Audit Committee describes the scope of authority of the committee and may be found on page 7.

     The Executive Committee functions between meetings of the Board of Directors. It possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee did not act on any such matters during 2002.

     As will be further described in the Report of the Executive Compensation Committee beginning on page 10, this committee establishes the compensation for certain executive officers and generally reviews benefits and compensation for other officers and key employees. It also administers our stock incentive and stock purchase plans and the Executive Incentive Compensation Plan. The committee met five times during 2002.

     The Nominating and Corporate Governance Committee has the responsibility and authority to supervise and review the affairs of Price Group as they relate to the nomination of directors and corporate governance, and advise the entire Board of Directors accordingly. Nominations for director submitted to the committee by stockholders are evaluated according to our needs and the nominee's knowledge, experience, and background. The committee, which is comprised of two non-employee directors, met on four occasions in 2002. A voluntary report on its responsibilities and activities may be found on page 13.

Compensation Committee Interlocks and Insider Participation

     During 2002, Messrs. Menschel, Garrett, Gilliam, and Hebb, and Mrs. Whittemore served on our Executive Compensation Committee. None of these directors has ever been an officer or employee of Price Group or its subsidiaries.

     None of our directors or other executive officers served as a director or executive officer for another corporation that has a director or executive officer serving on our Board of Directors.

     During 2002, an affiliate of Goldman Sachs performed services for Price Group, including securities brokerage services. Mr. Menschel has been retired from Goldman Sachs for over five years and did not receive any compensation from Goldman Sachs relating to these services or otherwise. Executive and other officers of Price Group hold investments in funds managed by ABS Capital Partners, of which Mr. Hebb is a managing general partner, which in each case represent less than 1% of the amount invested or committed to be invested in these funds. During 2002, Price Group provided 401(k) administrative services for McGuireWoods LLP, a law firm in which Mrs. Whittemore is a partner. These services were provided at standard commercial rates, and did not exceed 5% of the consolidated gross revenues of Price Group or McGuireWoods LLP.


                                   PROPOSAL 2
                   APPROVAL OF THE PROPOSED ANNUAL INCENTIVE
                    COMPENSATION POOL FOR EXECUTIVE OFFICERS

     We are recommending your approval of an annual incentive compensation pool (the "Incentive Pool") for the payment of annual cash bonuses to selected executive officers of Price Group and our affiliated companies. If the Incentive Pool is approved by Price Group's stockholders: 1) it will become effective for bonuses payable for the 2004 calendar year and later; and 2) our existing Executive Incentive Compensation Plan shall terminate after bonuses for the 2003 calendar year have been paid.

Description of the Proposed Annual Incentive Compensation Pool

     Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 paid to our chief executive officer or our other executive officers whose compensation is reported in our proxy statement is tax deductible if paid solely on account of the attainment of one or more performance goals established by a committee of outside directors and if the material terms under which the compensation is paid are approved by our stockholders. We are submitting the material terms of the Incentive Pool for your approval so that the annual cash bonuses payable from the Incentive Pool will be fully deductible by us.

     The Executive Compensation Committee will determine in its sole discretion the participants in the Incentive Pool. Only executive officers of Price Group and its affiliated companies will be eligible for selection to participate in the Incentive Pool. As of February 10, 2003, we had 14 executive officers eligible to participate.

     At the outset of each calendar year, but in no event later than 90 days after the calendar year commences, the Executive Compensation Committee will designate in writing the executive officers who will participate in the Incentive Pool for that year and the maximum percentage share of the Incentive Pool that each participant will be eligible to receive. The maximum percentage share of the Incentive Pool payable to any participant is limited to 35%.

     The Incentive Pool each year will be an amount equal to 6% of the first $50,000,000 of our annual Income before Income Taxes and Minority Interests for the applicable year, as reflected in our audited consolidated statement of income ("adjusted earnings"), plus 8% of our adjusted earnings in excess of $50,000,000. Notwithstanding the foregoing, "adjusted earnings" will be calculated without regard to (i) any gains or losses classified as "extraordinary items" or "discontinued operations," and any other unusual or nonrecurring gains or losses, (ii) charges relating to goodwill, and (iii) the cumulative effect of changes in accounting policy (which include changes in accounting principles generally accepted in the United States) adopted by us. In each instance, the foregoing adjustments must be recognized in accordance with accounting principles generally accepted in the United States and must appear on the face of our consolidated statement of income for such year.

     The actual amount paid from the Incentive Pool for any calendar year may be less than the maximum amount available for payment from the Incentive Pool based on the formula for that year. The Executive Compensation Committee will have the sole and exclusive discretion to reduce the share or amount payable to any participant from the Incentive Pool. No such reduction, however, may result in any other participant receiving a greater percentage share for such year than he or she was allocated by the Executive Compensation Committee at the outset of the year.

    Generally, bonuses will be paid from the Incentive Pool after the close of the relevant calendar year. Subject to certain limitations, the Executive Compensation Committee, however, may authorize payments, in whole or in part, before the close of the calendar year based on internal interim financial statements and projected results of operations for the remainder of the year.

     The Incentive Pool may be amended or terminated at any time at the sole discretion of the Board of Directors. No amendment of the Incentive Pool may increase the amount available under the Incentive Pool or increase the allocation of benefits between participants from the Incentive Pool without the vote of our stockholders. The Incentive Pool will automatically terminate in the event of the repeal of Section 162(m) of the Internal Revenue Code of 1986 or other change in the law that would eliminate the requirement for a written, performance-based plan to provide full deductibility of incentive payments for federal income tax purposes. Participants in the Incentive Pool may, in the discretion of the Executive Compensation Committee, be paid bonuses outside of the Incentive Pool.

     Bonuses payable under the Incentive Pool will be based on our future performance and may be reduced in the Executive Compensation Committee's discretion from the maximums allocated at the beginning of each year. Consequently, the amounts of bonuses to be paid to our executive officers under the Incentive Pool cannot be determined at this time.

Recommendation of the Board of Directors; Vote Required

     We recommend that you vote FOR Proposal 2, the Incentive Pool. Proxies solicited by the Board of Directors will be voted FOR Proposal 2, approval of the Incentive Pool, unless otherwise specified. In order to be adopted at the Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter.


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Our committee held four meetings during 2002. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. We recommended, and the Board of Directors approved, the selection of KPMG LLP as Price Group's independent accountants for 2002.

     In fulfilling our oversight responsibilities, we reviewed with management the audited financial statements prior to their issuance and publication in the 2002 Annual Report to Stockholders. We reviewed with our independent accountants their judgments as to the quality, not just the acceptability, of Price Group's accounting principles and discussed with them other matters required to be discussed under generally accepted auditing standards. We also discussed with the independent accountants their independence from management and Price Group, and received written disclosures from them pursuant to Independence Standards Board Standard No. 1. We further considered whether the non-audit services described elsewhere in this proxy statement provided by the independent accountants are compatible with maintaining their independence.

     We also discussed with Price Group's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Price Group's internal controls, and the overall quality of financial reporting.

     In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                        Donald B. Hebb, Jr., Chairman
                                        D. William J. Garrett
                                        James H. Gilliam, Jr.



                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The following table summarizes the compensation of certain of our executive officers who received the highest compensation during 2002.

                           Summary Compensation Table

                                                   Long-Term
                                Annual           Compensation       All Other
                           Compensation (1)         Awards      Compensation (3)
--------------------------------------------------------------------------------
Name and                                          Securities
Principal                                         Underlying
Position       Year     Salary      Bonus (2)     Options (#)
--------------------------------------------------------------------------------
George A.
Roche          2002    $300,000    $1,600,000              0         $26,480
Chairman
and            2001     300,000     1,700,000              0          25,653
President      2000     300,000     2,500,000         50,000          25,033

James S.
Riepe          2002     300,000     1,600,000          8,674          24,980
Vice
Chairman       2001     300,000     1,700,000              0          24,153
               2000     300,000     2,500,000         56,986          23,533

M. David
Testa          2002     300,000     1,600,000              0          29,480
Vice
Chairman       2001     300,000     1,700,000              0          28,653
               2000     300,000     2,500,000         50,000          28,033

James A.C.
Kennedy        2002     300,000     1,500,000         50,000          29,855
Vice
President
and            2001     300,000     1,600,000         80,000          32,728
Director,
Equity
Division       2000     300,000     2,000,000         80,000          28,308

William T.
Reynolds       2002     300,000     1,300,000         25,000          26,980
Vice
President
and            2001     300,000     1,400,000         60,000          24,482
Director,
Fixed
Income         2000     300,000     1,650,000         60,000          28,071
Division
--------------------------------------------------------------------------------
     (1) No officer named in this table received any perquisites or other personal benefits, securities or property whose total value exceeded the lesser of either $50,000 or 10% of his total 2002 salary and bonus reported above, except as described in Note 3.

     (2) Bonuses for 2002, 2001, and 2000 were paid under the Executive Incentive Compensation Plan. Bonuses may vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."

     (3) The following types of compensation are included in "all other compensation":

          a. Contributions made under the T. Rowe Price U.S. Retirement Program. This plan provides retirement benefits based on the investment performance of each plan participant's account.

               The following contributions were made to the officers named in the foregoing table in 2002: Mr. Roche - $24,980; Mr. Riepe - $24,980; Mr. Testa - $24,980; Mr. Kennedy - $24,980; and Mr.
               Reynolds - $20,980.

          b.   Directors' fees paid by a wholly owned subsidiary of Price Group.

               Mr. Roche and Mr. Reynolds each were paid $1,500 in directors' fees in 2002.

          c.   Matching contributions paid under our Employee Stock Purchase
               Plan.

               The following matching contributions were paid to the following named officers in 2002: Mr. Testa - $4,500; Mr. Kennedy - $4,875; and Mr. Reynolds - $4,500.

          d. Additional cash compensation representing payment for an amount that could not be credited to the officer's retirement account due to contribution limits imposed under Section 415 of the Internal Revenue Code.

Option Grants Table. The following table shows the number of stock options granted in 2002 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and are generally exercisable in five equal increments on the first through fifth anniversaries of the grant date. There is a provision in all existing option agreements under our 2001 Stock Incentive Plan that may accelerate the vesting of currently outstanding but unexercisable options or future option grants so that all options will become exercisable for the one-year period following a change in control of Price Group. The Executive Compensation Committee may modify or rescind this provision, or make other provisions for accelerating the ability to exercise options.


                             Option Grants in 2002

                       Individual Grants
           -------------------------------------------
                                                              Potential
                                                          Realizable Value at
                         Percent                            Assumed Annual
                        of Total   Exercise               Rates of Stock Price
           Number of     Options      or                    Appreciation for
           Securities   Granted to   Base                    Option Term (3)
           Underlying   Employees   Price                 -------------------
            Options     in Fiscal   (Per    Expiration
Name       Granted (1)    Year      Share)     Date          5%          10%
--------------------------------------------------------------------------------
George A.
Roche             0       0          N/A       N/A            N/A         N/A

James S.
Riepe         8,674(2)    0.22     $40.53   10/26/2003      $36,035      $73,827

M. David
Testa             0       0          N/A       N/A            N/A         N/A

James A.C.
Kennedy      50,000       1.25      27.34    7/30/2012      859,699    2,178,646

William T.
Reynolds     25,000       0.62      27.34    7/30/2012      429,849    1,089,323
--------------------------------------------------------------------------------

     (1) These options contain option replenishment features that allow an option holder to receive additional options if a non-qualified stock option is exercised by relinquishing shares already owned. These new options are granted at the fair market value on the date of exercise and may be exercised until the expiration date of the related option. The new options, which are equal in number to the shares relinquished, are exercisable immediately.

     (2)  Replenishment grant.

     (3) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the terms of stock options granted in 2002. Based upon these rates of stock price appreciation, the prices per share of Price Group's common stock at the end of each option grant term at the 5% appreciation rate would be $44.68 for the grant made to Mr. Riepe and $44.53 for the grants made to Mr. Kennedy and Mr. Reynolds. The prices per share of Price Group's common stock at the end of each option grant term at the 10% appreciation rate would be $49.04 for the grant made to Mr. Riepe and $70.91 for the grants made to Mr. Kennedy and Mr. Reynolds. If the price of our common stock does not appreciate, the option holders will receive no benefit from the stock option grants. The appreciated stock prices used in these calculations do not represent Price Group's projections or estimates of the price of our common stock. Federal or state income tax consequences relating to stock option transactions have not been taken into account.

Aggregated Option Exercises and Option Values Table. The following table shows 2002 stock option exercises and the value of unexercised options for those executive officers named in the Summary Compensation Table on page 8. In the case of exercised options, "value realized" is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and market price at the end of 2002. An "In-the-Money" option is an option for which the exercise price of the underlying stock is less than $27.28, the closing market price of Price Group's common stock on the last trading day of 2002. The following values resulted from appreciation of the stock price since the options were granted.


                      Aggregated Option Exercises in 2002
                     and Option Values at December 31, 2002

                                         Number of
                                         Securities               Value of
                                         Underlying              Unexercised
                                         Unexercised            "In-the-Money"
            Shares                       Options at              Options at
           Acquired                   December 31, 2002       December 31, 2002
             Upon         Value         (Exercisable/           (Exercisable/
Name       Exercise     Realized        Unexercisable)          Unexercisable)
--------------------------------------------------------------------------------
George A.
Roche        70,400     $2,069,694       580,400/60,000            $7,609,162/$0

James S.
Riepe        50,000      1,674,938       527,507/60,000              6,237,031/0

M. David
Testa       185,000      5,077,438     1,041,800/60,000             18,291,217/0

James A.C.
Kennedy      57,800        764,379      393,304/214,000        1,746,915/101,120

William T.
Reynolds     53,800      1,203,090      482,200/157,000         3,886,311/75,840
--------------------------------------------------------------------------------

Equity Compensation Plan Information. The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2002. None of the plans have outstanding warrants or rights other than options. All plans have been approved by our stockholders.


                      Equity Compensation Plan Information

                                                                   Number of
                                 Number of                         Securities
                                 Securities       Weighted          Remaining
                                    to be          Average        Available for
                                 Issued Upon      Exercise       Future Issuance
                                 Exercise of      Price of        Under Equity
                                 Outstanding     Outstanding      Compensation
Plan Category                      Options         Options           Plans
--------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders     27,943,856        $26.25          9,470,824(1)
--------------------------------------------------------------------------------

     (1) Includes 7,790,824 shares that may be issued under our 2001 Stock Incentive and 1995 and 1998 Director Stock Option plans and 1,680,000 shares that may be issued under our 1986 Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market.

Compensation of Directors. Directors who are also officers of Price Group do not receive separate fees as directors of Price Group. Each non-employee director received a $50,000 retainer for his or her 2002 service on the Board of Directors and its committees.

     Each of Messrs. Garrett, Gilliam, Hebb and Menschel, and Mrs. Whittemore received options to purchase 3,000 shares of Price Group's common stock at $34.48 per share, the fair market value of a share of stock on April 25, 2002, the date of the annual grant to non-employee directors pursuant to the 1998 Director Stock Option Plan approved by stockholders on April 16, 1998.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The individuals identified at the end of this report are all members of the Executive Compensation Committee and independent members of the Board of Directors. In this report, the term "we" refers to members of the committee. Our report on executive compensation for 2002 follows.

     We are responsible to the Board of Directors, and ultimately to the stockholders of Price Group, for:

     1) determining the compensation of the chief executive officer and other officers who sit on Price Group's Board of Directors;

     2) overseeing the administration of Price Group's Executive Incentive Compensation Plan, stock incentive plans, and employee stock purchase plan; and

     3) reviewing and approving general salary and compensation policies for the rest of Price Group's executive officers.

     The Management Compensation Committee makes compensation decisions not included in these categories, including individual compensation decisions for officers not on the Board of Directors.

     The investment management and securities industries are highly competitive, and experienced professionals in those industries have significant career mobility. We believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional personnel is essential for Price Group's competitive position in the investment management and financial services industries, as well as to provide for the long-term success of Price Group.

     We believe that Price Group must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Price Group's professional personnel. These compensation programs are keyed to achieve short- and long-term performance goals established by our committee and the Board. We believe that our compensation policies are competitive with those of other companies in the investment management and financial services industries.

     During 2002, base salaries for each of the individuals named in the Summary Compensation Table on page 8 were unchanged from the prior year. Price Group's policy is that base salaries for these executives should form a relatively low percentage (substantially below 50%) of their total cash compensation opportunity, and that the major portion of cash compensation should be performance based and derived from payments made under the Executive Incentive Compensation Plan. We will authorize payments from this plan only to the extent permitted by the performance goals established under the plan.

     Price Group's Board of Directors and stockholders approved the Executive Incentive Compensation Plan in 1995. It establishes a pool that relates incentives to Price Group's income before income taxes and minority interests for the year (which we call adjusted earnings), subject to Price Group meeting a return on equity target. The pool, assuming adjusted earnings exceed $50 million, is $3,000,000 plus 8% of adjusted earnings over $50 million. The minimum return on equity to permit full payments under the plan is 20%. If the return on equity is less than 20% but at least 10%, for each full percentage point shortfall below 20%, the maximum pool is reduced by 5%. If the return on equity falls below 10%, no bonus payment will be made under the plan for that year.

     At the beginning of 2002, we designated the executive officers named in the Summary Compensation Table on page 8 as participants in the Executive Incentive Compensation Plan. We also determined that each participant would be eligible to receive up to a specified maximum percentage of the available pool. The percentages varied among the participants. At the end of 2002, we reviewed the requirements established by the plan for determining incentive awards and also determined that the plan's performance goals had been satisfied before we approved and permitted payment of bonuses pursuant to the plan. We expect that all payments pursuant to the plan will be deductible under Section 162(m) of the Internal Revenue Code of 1986, and that all compensation payable to these individuals for 2002 performance similarly will be deductible.

     We considered various qualitative and quantitative factors in determining the amount of incentive compensation awarded to Mr. Roche, Mr. Riepe, and Mr. Testa in 2002. These factors included investment performance in comparison to comparable mutual funds, marketing effectiveness, international expansion, customer service, management of corporate assets, financial performance, and corporate infrastructure development. We also took into account the fact that Mr. Roche, Mr. Riepe, and Mr. Testa during 2002 had broad company-wide management responsibilities as well as line operating responsibilities. We viewed each as making generally equivalent company-wide contributions to 2002 performance and determined that each of these individuals had demonstrated strong management performance over an extended timeframe.

     In the cases of Mr. Kennedy and Mr. Reynolds, we took into consideration their respective contributions as heads of Price Associates' Equity and Fixed Income Divisions. We noted that many of Price Associates' investment professionals, including certain senior portfolio managers whom we did not designate as participants in the plan for 2002 and are compensated under other incentive compensation programs and arrangements, also were significant contributors to 2002 performance.

     The incentive compensation awarded to each of the named executives was considerably less than the maximum amount permitted by the Executive Incentive Compensation Plan. In addition, the bonus amounts for each of the named executives were lower than amounts that have been authorized in some prior years, reflecting an overall policy of lower bonus amounts, primarily for Price Group's more senior executives, due to the continued difficult economic environment in 2002 and the lower financial performance of Price Group compared to years prior to 2001. In addition to the factors just described, the awards were based upon our consideration of Price Group's historical compensation policies and financial industry compensation trends. We could determine in the future to award payment of a greater portion or all of the compensation pool as calculated under the Executive Incentive Compensation Plan in order to maintain a competitive compensation structure and thus retain key personnel.

     In 2002, we did not award options to purchase shares of common stock to Mr. Roche, Mr. Riepe, or Mr. Testa. We awarded options to Mr. Reynolds to purchase 25,000 shares of common stock, and to Mr. Kennedy options to purchase 50,000 shares of common stock, all at an exercise price of $27.34 per share. These grants accounted for about 1.9% of the total option awards, as we and senior management sought to make additional stock options available to a significant number of other employees. We made no grants this year to our three most senior executives in order to focus more of the option pool on other officers and key employees who do not already have as significant an ownership interest in Price Group. We believe that our option program, particularly as it relates to other key employees, plays an important role in our ability to attract and retain our senior executives and key employees.

     We have compared the compensation levels of top management at Price Group to relevant publicly available data for the investment management, securities, and other financial services industries and have found these compensation levels to be competitive. Certain of these companies are included in the CRSP Total Return Index for NASDAQ Financial Stocks shown in the Stock Performance Chart that follows this report.

     We believe that Price Group competes for executive talent with a large number of investment management, securities, and other financial services companies. Some of our competitors are privately owned and others have significantly larger market capitalizations than Price Group. The practice of Price Group and our committee is to review available compensation data from a large universe of financial services companies. We receive the assistance of an independent compensation consulting firm, selected by our committee and not by management, in comparing the executive compensation and compensation policies of Price Group with those of other public companies, including companies that compete with Price Group for talent. We reiterate that our goal is to maintain compensation programs that are competitive within the investment management and financial services industries, and, therefore, in stockholders' continuing best interests.

     We believe that the 2002 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of Price Group's performance.

                                        Richard L. Menschel, Chairman
                                        D. William J. Garrett
                                        James H. Gilliam, Jr.
                                        Donald B. Hebb, Jr.
                                        Anne Marie Whittemore



                          REPORT OF THE NOMINATING AND
                         CORPORATE GOVERNANCE COMMITTEE

     The individuals identified at the end of this report are the members of the Nominating and Corporate Governance Committee and independent members of the Board of Directors. In this report, the term "we" refers to members of the committee.

Board Nominations

     We are responsible for monitoring the composition of Price Group's Board of Directors and identifying candidates for Board membership. We will consider nominees recommended by stockholders. The recommendations must be delivered to the Secretary of Price Group at 100 E. Pratt Street, Baltimore, MD 21202, in accordance with requirements set forth in Section 1.11 of Price Group's Amended and Restated By-Laws.

     One of the goals of our committee is to increase the number of non-employee, independent directors on Price Group's Board. Our long-term goal is for a majority of the Board members to be independent consistent with proposed requirements of NASDAQ National Market and other applicable laws and regulations. We recommended James T. Brady to serve as an additional independent director. We also recommended the nomination of all incumbent directors for re-election. If all nominees listed in this proxy statement are elected at the Meeting, the Board of Directors will be comprised of nine employee directors and six independent directors.

Corporate Governance

     During the course of 2002, Price Group, under the direction of the Board of Directors, undertook a review of its corporate governance policies and procedures. Among other things, this review resulted in revised charters for the committees of the Board and an expansion of the charter of the previously constituted Nominating Committee to include corporate governance responsibilities. Our committee now has responsibility to monitor Price Group's corporate governance policies in order to assist Price Group in implementing procedures that will encourage the highest standards of ethical conduct and personal accountability. We believe that Price Group has many effective corporate governance practices. Examples of existing policies include an extensive code of ethics applicable to all employees and directors of Price Group; membership on our Board's Audit, Compensation and Nominating and Corporate Governance Committees consisting only of independent directors; written charters for each of these committees; and the election of all directors annually. As part of our oversight responsibility, we assess Price Group's compliance with the Sarbanes-Oxley Act of 2002 and other corporate governance regulations.

                                        Anne Marie Whittemore, Chairman
                                        Richard L. Menschel



                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a five-year comparison of the cumulative total return on our common stock as of December 31, 2002, with that of a broad equity market index and either a published industry index or a peer group index selected by us. We have chosen to use broad market and published industry indices which included our stock in 2002.

     The following chart compares the yearly change in the cumulative return on our common stock with the cumulative total return on the CRSP Total Return Index for NASDAQ Financial Stocks and the S&P 500 Index. The comparison assumes that $100 was invested in Price Group's common stock and in each of the named indices on December 31, 1997, and that all dividends were reinvested.

     Since we do not make or endorse any predictions as to future stock performance, the values in the following columns do not represent our projections or estimates of either the annual or cumulative return on our common stock or any of the indices represented.

LINE GRAPH:
                  TRPA              CRSP-Fin                  S&P500
1997              100               100                       100
1998              110               97                        129
1999              120               96                        156
2000              139               104                       141
2001              117               115                       125
2002              94                118                       97

(1) The CRSP Total Return Index for NASDAQ Financial Stocks is an index comprised of all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the NASDAQ National MarketR and the NASDAQ SmallCap MarketSM, and represents SIC Codes 60 through 67. Price Group's Secretary will provide the names of companies included in this index upon receipt of a stockholder's written request. This index was prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. We have not verified these values independently. Price Group's common stock is included in this index.

(2) Total return performance for the S&P 500 Index also has been provided by CRSP. This index has consistently been presented in prior years as a broad market index. Price Group's common stock has been included in this index since October 13, 1999.


                CERTAIN OWNERSHIP OF PRICE GROUP'S COMMON STOCK

     We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding common stock of Price Group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that our directors and executive officers have complied with requirements of the Securities and Exchange Commission to report ownership, and transactions which change ownership, on time during 2002. We do not believe there are any stockholders owning 10% or more of our common stock.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     On September 6, 2001, we changed our independent accountant because of a preference of the independent directors of Price Group and of the Price funds to have the audits of our financial statements and those of the Price funds performed by different firms. PricewaterhouseCoopers LLP served as the independent accountant for Price Group and each of the Price funds since the time of the merger that created PricewaterhouseCoopers on July 1, 1998. Upon the recommendation of the Audit Committee, our Board of Directors elected to facilitate the desired result by selecting KPMG LLP as Price Group's independent accountant to audit our consolidated financial statements beginning in 2001. PricewaterhouseCoopers remains the independent accountant for each of the Price funds.

     The report of PricewaterhouseCoopers on our 2000 consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope, or accounting principles. From January 1, 2000 through September 6, 2001, we had no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in connection with their reports on our financial statements. From January 1, 2000 through September 6, 2001, we did not have any reportable events listed in Item 304(a)(l)(v) of Regulation S-K.

     From January 1, 2000 through September 6, 2001, we did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

     Representatives of KPMG are expected to be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

             DISCLOSURE OF FEES CHARGED BY INDEPENDENT ACCOUNTANTS

     The following information summarizes the fees charged by KPMG LLP for certain services rendered to Price Group and its subsidiaries during 2002.

Audit Fees. Fees charged by KPMG LLP for the calendar year audit and the quarterly reviews of Form 10-Q were $283,500. The entire amount was billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees. None.

All Other Fees. All other fees billed to Price Group by KPMG LLP through December 31, 2002 totaled $734,000, which represented fees for the development of capital expenditure policies and procedures, assistance in connection with a business risk assessment project, performance of a business continuity assessment, and tax compliance and consulting services.

               STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Qualified stockholders who want to have proposals presented at the 2004 annual meeting must deliver them to Price Group by November 4, 2003, in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     Any stockholder proposal or director nomination for our 2004 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" if we receive it before December 12, 2003, or after January 11, 2004. Such proposals and nominations must be made in accordance with the Amended and Restated By-Laws of Price Group. An untimely proposal may be excluded from consideration at our 2004 annual meeting. All proposals and nominations must be delivered to Price Group's Secretary at 100 E. Pratt Street, Baltimore, MD 21202.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the Meeting. As stated in an earlier section, if other matters are considered at the Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Group.

                                   Exhibit A

                            Audit Committee Charter

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of T. Rowe Price Group, Inc. (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the internal auditors, the independent accountants, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

Composition

The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the "NASD"). In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD. The Board shall designate one member as Chair of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer, the internal auditors and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants, internal auditors or corporate officers.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate:

Independent Accountants

1. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants.

2. Commencing April 10, 2002, review and provide prior approval of the engagement of the Corporation's independent accountant to perform non-audit services. The Chair of the Committee may represent the entire Committee for purposes of this review and approval.

3. Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

4. Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

5. Obtain from the independent accountants assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

6.   Review the fees charged by the independent accountants.

Internal Auditors

7. Consult with management before the appointment or replacement of the Director of Internal Audit.

8. Review with the Director of Internal Audit the significant reports to management prepared by the internal auditors and management's responses thereto, and also such other reports or matters as the Director of Internal Audit deems necessary or desirable.

Compliance

9. Periodically review with the director of compliance the status of the Corporation's compliance programs.

Financial Statement and Reports

10. Meet at least annually with management, the Director of Audit and the Director of Compliance to review the financial condition, business activities and regulatory compliance status of the corporation's banking subsidiary.

11. Receive and review from management and the independent accountants a timely analysis of significant financial reporting issues and practices.

12. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

13. Meet with management, the head of the internal auditors and/or the independent accountants to:

     - review the respective annual audit plans of the independent accountants and internal auditors;

     -    review and discuss the annual consolidated financial statements;

     - discuss any significant matters arising from any audit or report or communication referred to in items 8, 9, 10 or 11 above relating to the consolidated financial statements;

     - discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

     - inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

14. Review the Corporation's quarterly consolidated financial statements with management prior to the filing of the Corporation's Quarterly Report on Form 10-Q, and review with the independent accountants any items identified by them for discussion with the Committee. The Chair of the Committee may represent the entire Committee for purposes of this review.

Reporting and Recommendations

15. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

16. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

17. Maintain minutes or other records of meetings and activities of the Committee.

18. Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

LOGO: T. Rowe Price, Invest With Confidence (registered trademark)



                           T. ROWE PRICE GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                            Thursday, April 10, 2003
                                    10 a.m.

                              HYATT REGENCY HOTEL
                                300 Light Street
                           Baltimore, Maryland 21202

                DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

           The Hyatt Regency Hotel at 300 Light Street (between Conway and Pratt Streets) is located across from the west side of
                           Baltimore's Inner Harbor.

     From the south: Take I-95 north to I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then right onto Light Street.

     From the north: Take I-83 (Jones Falls Expressway) directly into Baltimore City. Turn right onto Lombard Street. Proceed for approximately 2/3 mile and then turn left onto Light Street. Proceed past the intersection of Pratt and Light Streets.

     From the west: Take Route 40 (Baltimore National Pike) east directly into Baltimore City (Edmondson Avenue to Mulberry Street). Turn right onto Martin Luther King Boulevard; proceed south for approximately 1/2 mile and then turn left (east) onto Pratt Street. Proceed east on Pratt Street for approximately 7/8 mile and then right onto Light Street.

     From the east: Take I-95 south through the Fort McHenry Tunnel. Exit at I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then right onto Light Street.
--------------------------------------------------------------------------------
                            T. ROWE PRICE GROUP, INC.
                                   2003 Proxy
          Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint James S. Riepe, George A. Roche, and M. David Testa, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Thursday, April 10, 2003, at 10:00 a.m., at the Hyatt Regency Hotel, 300 Light Street, Baltimore, Maryland 21202, and at any adjournments thereof in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 3, 2003, and Price Group's 2002 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND OTHER PROPOSALS LISTED ON THE REVERSE SIDE, AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.


                        PLEASE VOTE YOUR PROXY PROMPTLY.
                    See reverse side for voting instruction.


"corporate logo"                                           Company #
                                                           Control #


THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon Eastern time on Wednesday, April 9, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above), and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

o    Follow the simple instructions provided.


VOTE BY INTERNET - http://www.eproxy.com/trow/ - QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon Eastern time on Wednesday, April 9, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above), and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

o    Follow the simple instructions provided.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to T. Rowe Price Group, Inc., c/o Shareowner Servicessm , P.O. Box 64873, St. Paul, MN 55164-0873.

    If you vote by phone or the Internet, please do not mail your Proxy Card
               (arrow graphic) Please detach here (arrow graphic)
--------------------------------------------------------------------------------
The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1. Election of directors:
   01  Edward C. Bernard      06  Henry H. Hopkins     11 James S. Riepe
   02  James T. Brady         07  James A.C. Kennedy   12  George A. Roche
   03  D. William J. Garrett  08  John H. Laporte      13  Brian C. Rogers
   04  James H. Gilliam, Jr.  09  Richard L. Menschel  14  M. David Testa
   05  Donald B. Hebb, Jr.    10  William T. Reynolds  15  Anne Marie Whittemore

[  ] Vote FOR all nominees
    (except as marked)

[  ] Vote WITHHELD
     from all nominees

(Instructions:  To withhold authority to vote for
any indicated nominee, write the number(s) of
the nominee(s) in the box provided to the right.)       [                   ]

2. Approval of the Annual Incentive
   Compensation Pool                 [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business and further business as may properly come before the meeting or any
   adjournments and postponements thereof.  [  ] FOR     [  ] WITHHOLD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change?  Mark Box  [  ]         Indicate changes below:

                                        Date: _________________________________




                                        Signature(s) in Box
                                        If you are voting by mail, please date
                                        and sign exactly as your name appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please vote the shares represented by each card separately.